Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders
Kraton Corporation:
We consent to the incorporation by reference in the registration statements (No. 333-163893, No. 333-211817, No. 333-216223, No. 333-225663, and No. 333-230918) on Form S-8 and in the registration statement (No. 333-223096) on Form S-3 of Kraton Corporation of our report dated February 26, 2021, with respect to the consolidated balance sheets of Kraton Corporation as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule II - Valuation and Qualifying Accounts and Reserves, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Kraton Corporation.
Our report dated February 26, 2021 refers to a change in method of accounting for leases.
(signed)    KPMG LLP
Houston, Texas
February 26, 2021